UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: March 7, 2007

(Date of earliest event reported)

LOUD TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Washington	0-26524	91-1432133
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16220 Wood-Red Road, N.E. Woodinville, Washington 98072
(Address of principal executive offices, including zip code)

(425) 487-4333
(Registrant’s telephone number, including area code)

(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 5, 2007, LOUD Technologies, Inc., (“Loud”), St. Louis Music, Inc., (“SLM”) and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. for itself as a Lender and as Administrative Agent for the financial institutions from time to time party to the Credit Agreement (as defined below) as lenders (the “Lenders”), entered into a Forbearance and Consent Agreement (the “Forbearance Agreement”), whereby the Lenders agreed to forbear from exercising certain of their rights and remedies with respect to certain events default under the Credit Agreement dated August 29, 2005, between Loud, SLM and the Lenders (the “Credit Agreement”).  A copy of the Forbearance Agreement is attached as an exhibit to this current report on Form 8-K.

On August 29, 2005, Loud entered into a Credit Agreement with the Lenders for two term loans for an aggregate principal amount of $29,500,000 both of which are amortized quarterly.  The term loans bear interest at the Bloomberg’s prime rate or LIBOR, both plus a specified margin.  This rate for Term Loan A was 9% and Term Loan B was 9.5% at August 29, 2005.  The final Term Loan A principal payment is due August 29, 2010.  The final Term Loan B principal is due August 29, 2011.  Under the revolving line of credit, the Company can borrow up to $40,000,000, subject to certain restrictions, including available borrowing capacity.  Interest is due monthly or at the end of a LIBOR period (but in such case no greater than 3 months) and is based on Bloomberg’s prime rate or LIBOR, both plus a specified margin.  The term loans and the line of credit are both secured by substantially all of the assets of the Company and its subsidiaries, and are both senior to other long-term debt.

Loud was not in compliance with the Credit Agreement at February 14, 2007, since it did not meet the financial covenants set forth in Sections 6.2, 6.3 and 6.4 of the Credit Agreement for the period ending December 31, 2006 (the “Existing Defaults”).  On March 5, 2007, Loud, SLM and the Lenders entered into the Forbearance Agreement pursuant to which the Lender agreed to forbear from exercising its rights and remedies with respect to the Existing Defaults upon certain terms and conditions outlined in the Forbearance Agreement for the period commencing on March 5, 2007 and ending on the earlier of April 7, 2007 or the occurrence of any event of default other than the Existing Defaults

Item 2.04               Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Existing Defaults described in Item 1.01 above were also a triggering event that accelerated a direct financial obligation of Loud.

Item 9.01               Financial Statements and Exhibits.

a.             Financial statements.                                           None.

b.             Pro forma financial statements                           None.

d.                                      Exhibits

Exhibits	Description
10.1

Forbearance and Consent Agreement dated as of March 5, 2007 by and among LOUD Technologies, Inc., a Washington corporation, St. Louis Music, Inc., a Missouri corporation, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., for itself as a Lender and as Administrative Agent for the financial institutions from time to time party to the Credit Agreement as lenders, and the other Lenders signatory hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 7, 2007

LOUD Technologies Inc.

By:	/s/ James T. Engen
James T. Engen
Chairman, President and Chief Executive Officer